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EXHIBIT 1.

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agree to the joint filing of a statement on Schedule 13D, including amendments thereto, with respect to the common shares, no par value, of J2 Communications, a California corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which collectively shall constitute one and the same instrument.

Dated: November 21, 2001

/s/ Daniel S. Laikin
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DANIEL S. LAIKIN


/s/ Paul Skjodt
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PAUL SKJODT


SAMERIAN LLP

/s/ Paul Skjodt
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By:   Paul Skjodt
Its:  Managing Member


/s/ Timothy S. Durham
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TIMOTHY S. DURHAM


DIAMOND INVESTMENTS, LLC

/s/ Timothy S. Durham
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By:   Timothy S. Durham
Its:  Managing Member
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DW LEASING COMPANY, LLC

/s/ Terry Whitesell
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By:   Terry Whitesell
Its:  Managing Member


/s/ Christopher R. Williams
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CHRISTOPHER R. WILLIAMS


/s/ Helen C. Williams
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HELEN C. WILLIAMS


/s/ Judy B. Laikin
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JUDY B. LAIKIN